Exhibit 99.1

Eagle Pharmaceuticals Provides Business Update and Guidance for 2023

Woodcliff Lake, N.J. – January 10, 2023 -- Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today provided a business update and guidance for 2023.

Highlights:

•	During the 12 months ended September 30, 2022, Eagle recorded net income of $21.3 million or $1.63 per diluted share and adjusted EBITDA of $125.6 million and non-GAAP earnings per diluted share of $7.54, a significant increase from 2021.[1]
•	Eagle exited 2022 with an approximate 6%[2] share of the commercial segment of the pemetrexed market for its PEMFEXY® product, equating to approximately $8 million per quarter in revenue[3], and anticipates doubling its share by end of Q1 2023. The Company bought down future royalties on PEMFEXY profits in exchange for one-time payment of $15 million[4].
•	Expects U.S. bendamustine franchise decline to be manageable, maintaining approximately 75% of the gross profit in 2023. Q4 2022 expiration of development partner royalty on the bendamustine franchise profits (BENDEKA®, BELRAPZO® & TREAKISYM®), representing approximately 10% of such profits.

Preliminary 2023 Guidance

•	Adjusted EBITDA of $74.0-$80.0 million[5]
•	Adjusted non-GAAP earnings per share of $4.20-$4.53[6]

1 Adjusted EBITDA and adjusted non-GAAP earnings per share are non-GAAP financial measures. See below for a description of non-GAAP financial measures and LTM 9.30.2022 GAAP to Non-GAAP EPS and Adjusted EBITDA reconciliation.

2 Based on management estimates for expected net price.

3 Run rate is a measure of product usage by health care providers and may not necessarily align with the timing of or amounts of recorded revenue.

4 https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-receives-fda-approval-additional

5 Projected adjusted EBITDA is a non-GAAP financial measure. See below for a description of non-GAAP financial measures.

6 Projected adjusted non-GAAP earnings per share is a non-GAAP financial measure. See below for a description of non-GAAP financial measures.

•	Adjusted non-GAAP R&D expense of $41.0-$45.0 million[7]

Improved Margins and Contribution for Key Products

•	The Company continues to evolve with a more diversified revenue stream
•	U.S. bendamustine revenue as a percentage of total revenue projected to decline, while maintaining approximately 75% of gross profit in 2023
•	Expected increase in PEMFEXY sales from 2022 to 2023

o	Eagle exited 2022 with an approximate 6% share of the commercial segment of the pemetrexed market, equating to approximately $8 million per quarter in revenue
o	Anticipates doubling share by end of Q1 2023
o	Company values this segment at approximately $550 million annually at expected pricing[8],9

•	Elimination/expiration of royalties paid

o	Q4 2022 expiration of development partner royalty on bendamustine franchise profits (BENDEKA, BELRAPZO & TREAKISYM) representing approximately 10% of profits historically
o	Bought down future royalties on PEMFEXY profits in exchange for one-time payment of $15 million[10]

▪	Includes elimination of 25% royalty on next $85 million in profit
▪	Reduction in rates on subsequent profits

“Our path to achieving our projected earnings per share range of $4.20 to $4.53 for 2023 is based on several key drivers. First, we anticipate higher PEMFEXY sales in 2023 than we had last year, and we also reduced future royalties related to PEMFEXY profits from 25% to a range of 0% to 12.5% based on aggregate profits achieved in exchange for a one-time payment of $15 million. In addition, we expect the 2023 decline in bendamustine to be manageable, and the 10% royalty on bendamustine products no longer applies. We also remain enthusiastic about the commercial potential of our two newest hospital-based products, Barhemsys® and Byfavo®. These efforts, together with our intention to further expand the Company, including M&A, lead us to believe that Eagle is poised for another year of strong earnings growth and profitability in 2023,” stated Scott Tarriff, President and Chief Executive Officer of Eagle Pharmaceuticals.

7 Projected adjusted non-GAAP R&D expense is a non-GAAP financial measure. See below for a description of non-GAAP financial measures.

8 Based on internal estimates for expected net price.

9 Based on IQVIA and internal data for normalized period.

10 Effective October 1, 2022, Eagle and Robert One agreed to reduce future royalty payments by Eagle related to PEMFEXY profits from 25% to a range of 0% to 12.5% based on aggregate profits achieved in exchange for a one-time payment of $15 million. (https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-receives-fda-approval-additional)

Commercial and Pipeline Update

•	Product portfolio

o	Acute Care Hospital: RYANODEX®, vasopressin, Barhemsys®, Byfavo®
o	Oncology: BENDEKA, BELRAPZO, PEMFEXY[11], TREAKISYM Japan[12]
o	75-person commercial team covers all products excluding BENDEKA and TREAKISYM

•	Company projects growth in earnings while still supporting R&D
•	Cash flow from legacy products expected to continue to fund R&D and partnerships for branded pipeline, including:

o	Landiolol[13]: NDA under review by FDA
o	CAL02[14]: Global Phase 2 study underway with 276 expected patients in 120 centers expected in 22 countries
o	Enalare’s ENA-001[15]: Fast-track status for post-operative respiratory depression—Enalare expects to start fentanyl toxicology study in early 2023 and expects Phase 2 enrollment as early as Q3 2023

▪	BARDA[16] (award to Enalare worth up to $50 million to advance intramuscular formulation) and NIH funding for community drug overdose—expect Phase 1 enrollment mid-2023
▪	Rare Pediatric Disease and Orphan Drug designations for apnea of prematurity—Enalare completed animal proof of concept; designing next set of animal studies and clinical pathway

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include vasopressin, PEMFEXY®, RYANODEX®, BENDEKA®, BELRAPZO®, TREAKISYM® (Japan), and BYFAVO® and BARHEMSYS® through its wholly owned subsidiary Acacia Pharma Inc. Eagle’s oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states. Additional information is available on Eagle’s website at www.eagleus.com.

11 Launched February 1, 2022.

12 Eagle’s bendamustine franchise.

13 Eagle Pharmaceuticals. Press Release, June 1, 2022. https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-announces-submission-new-drug-application

14 Eagle Pharmaceuticals. Press Release, November 14, 2021. https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-announces-fda-acceptance-investigational.

15 ENA-001 is a product candidate owned and developed by Enalare Therapeutics. Eagle has the option to acquire all of the outstanding shares of Enalare for an amount equal to approximately $100 million to $175 million in the aggregate plus royalties ranging from 9%-12% on all future global net sales of any Enalare product.

16 https://investor.eagleus.com/news-releases/news-release-details/eagle-pharmaceuticals-and-enalare-therapeutics-announce

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted EBITDA and adjusted non-GAAP earnings per share attributable to Eagle and projected adjusted non-GAAP R&D expense, adjusted EBITDA and adjusted non-GAAP earnings per share. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted EBITDA excludes items such as interest expense, interest income, income tax provision, depreciation expense, amortization expense, stock-based compensation expense, fair value adjustments on equity investment, expense of acquired in-process research and development, convertible promissory note related credit losses, fair value adjustments related to derivative instrument, restructuring charges, expense related to collaboration with TYME, and severance.

Adjusted non-GAAP earnings per share information excludes items such as amortization expense, stock-based compensation expense, depreciation expense, expense of acquired in-process research & development, severance, acquisition related costs, legal settlement, non-cash interest expense, fair value adjustments on equity investment, convertible promissory note related adjustments, fair value adjustments related to derivative instruments, foreign currency exchange loss, restructuring charges, inventory step-up and the tax effect of these adjustments.

Adjusted non-GAAP R&D expense excludes items such as stock-based compensation expense, depreciation expense, restructuring charges, severance and expense of acquire in-process research & development.

The Company believes the use of non-GAAP financial measures helps indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results.

Investors should note that reconciliations of the forward-looking or projected non-GAAP financial measures included in this presentation to their most comparable GAAP financial measures cannot be provided because the Company cannot do so without unreasonable efforts due to the unavailability of information needed to calculate the reconciling items and the variability, complexity, and limited visibility of comparable GAAP measures, and the reconciling items that would be excluded from the non-GAAP financial measures in the future. Likewise, the Company is unable to provide projected GAAP financial measures. GAAP projections and reconciliations of the components of projected adjusted non-GAAP R&D expense, adjusted EBITDA and adjusted non-GAAP earnings per share to their most comparable GAAP financial measures are not provided because the quantification of projected GAAP R&D expense, GAAP net income and GAAP earnings per share and the reconciling items between projected GAAP to projected adjusted non-GAAP R&D expense, adjusted EBITDA and adjusted non-GAAP earnings per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, with respect to each of GAAP R&D expense, GAAP net income and GAAP earnings per share, the Company is not able to calculate the favorable or unfavorable expenses related to the fair value adjustments on equity investments and derivative instruments primarily due to nature of these transactions. Such unavailable information could be significant such that actual GAAP R&D expense, GAAP net income and GAAP earnings per share would vary significantly from projected adjusted non-GAAP R&D expense, adjusted EBITDA and adjusted non-GAAP earnings per share.

These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP financial measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipate,” “forward,” “will,” “would,” ‘could,” “should,” “may,” “remain,” “maintain,” “opportunity,” “potential,” “prepare,” “expect,” “believe,” “plan,” “future,” “belief,” “guidance,” “estimate,” “project,” “forecast” “continue,” “further” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: Eagle Pharmaceuticals, Inc.’s (“Eagle” or the “Company”) ability to achieve earnings growth and support research and development, and its capability for further expansion and improve margin and contribution of key products; expectations with respect to the Company’s financial results, including projected estimated financial information, including projected adjusted EBITDA, non-GAAP earnings per share and research and development expense for fiscal year 2023 and expectations with respect anticipated future product revenue and profits for fiscal years 2022 and 2023, including projected estimated mix of product revenue and profits; expectations with respect to potential exit run rates, potential revenues, potential market share, potential commercial opportunity, expected pricing of drugs and future royalties; expectations with respect to Enalare, including any potential further investments by Eagle in Enalare, including the potential exercise of Eagle’s option to acquire the outstanding shares of Enalare upon the achievement of certain milestones, Enalare’s development programs and expectations with respect to the achievement of milestones by Enalare, including the timing thereof; the Company’s development programs, products and pipeline; the potential for the Company to transition into a diversified pharmaceutical company with a portfolio of branded, first-in-class assets and to utilize legacy products; the Company's clinical development plan for its product candidates, including the number and timing of development initiatives or new indications for the Company’s product candidates; the development of, potential therapeutic and economic benefits of and expected regulatory activities and matters with respect to the product candidates of the Company and Enalare; potential commercial opportunities, addressable markets, patient populations and settings for the Company’s and Enalare’s products and product candidates; CAL02’s ability to neutralize virulence factors produced by bacteria that are commonly associated severe pneumonia; the potential of CAL02 to be a first-in-class broad-spectrum anti-virulence agent for the treatment of severe community-acquired bacterial pneumonia; the Company’s expectations for the design and timing of the CAL02 Phase 2 study, including with respect to enrollment and the timing thereof; the potential of landiolol’s to provide short-term reduction of ventricular rate in patients with supraventricular tachycardia, including atrial fibrillation and atrial flutter and potential for regulatory approval; the timeline for the fentanyl toxicology study, initiation of Phase 2 enrollment and availability of Phase 2 topline data for ENA-001 in post-op respiratory depression; the Company and Enalare’s expectations for the design, enrollment and timing of the planned Phase 1 community drug overdose study for ENA-001; the design of future animal studies and clinical pathway for ENA-001 for apnea of prematurity; the Company’s marketing, product development, partnering and growth strategy, including relating to the commercialization of Barhemsys and Byfavo and its other products; expectations with respect to the Company’s ability to potentially acquire additional assets; the timing, scope or likelihood and timing of regulatory filings and approvals from the FDA for product candidates and the ability to maintain regulatory approval of products and product candidates; clinical development plans for product candidates; the success of the Company's collaborations with its strategic partners and the timing and results of these partners’ preclinical studies and clinical trials, and the Company’s potential earnings potential through such collaborations; the Company's plans and ability to advance the product candidate in its pipeline; potential opportunities for, and the Company’s ability to complete, business development transactions, in a timely manner, on favorable terms to the Company, or at all; the sufficiency of the Company’s cash flows and capital resources and expectations with respect to deployment of cash resources; and the Company’s ability to achieve expected future financial performance and results. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the risk that the anticipated benefits of the Company’s transaction with Acacia are not realized; the ability of Enalare to achieve milestones and deliverables and achieve successful results in the development of ENA-001; the impacts of the COVID-19 pandemic and geopolitical events such as the conflict in Ukraine, including disruption or impact in the sales of the Company's marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company's third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic or other events on the Company's business, financial condition and results of operations; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its product candidates; delay in or failure to obtain regulatory approval of the Company's or its partners’ product candidates; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, macroeconomic conditions, including rising inflation and uncertain credit and financial markets, the COVID-19 pandemic and geopolitical events, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company's intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; the implementation of certain healthcare reform measures; the ability of the Company to obtain and maintain coverage and adequate reimbursement for its products; factors in addition to the foregoing that may impact the Company’s financial projections and guidance and business and development plans, including among other things, any potential business development transactions, acquisitions, restructurings or legal settlements, in addition to any unanticipated factors, that may cause the Company’s actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 9, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 9, 2022 and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

This press release includes statistical and other industry and market data that the Company obtained from industry publications and research, surveys and studies conducted by third parties or us. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. All of the market data used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While the Company believes these industry publications and third-party research, surveys and studies are reliable, the Company has not independently verified such data. The industry in which the Company operates is subject to a high degree of uncertainty, change and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by the Company.

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND

ADJUSTED NON-GAAP EARNINGS PER SHARE (UNAUDITED)

(In thousands, except share and per share amounts)

Twelve Months Ended September 30,
2022
Net (loss) income - GAAP	$21,281

Adjustments:
Cost of product revenues:
Amortization expense	6,561
Research and development:	-
Stock-based compensation expense	2,349
Depreciation expense	190
Expense of acquired in-process research & development	339
Severance	260
Selling, general and administrative:	-
Stock-based compensation expense	14,665
Expense related to collaboration with Tyme	-
Amortization expense	203
Depreciation expense	507
Severance	9,594
Acquisition related costs	12,837
Legal settlement	300
Other:	-
Non-cash interest expense	1,270
Fair value adjustments on equity investment	7,478
Convertible promissory note related credit losses	5,254
Fair value adjustments related to derivative instrument	6,823
Foreign currency exchange loss	6,549
Inventory step-up	392
Accretion of discount on convertible promissory note	(46)
Tax effect of the non-GAAP adjustments	1,773
Adjusted non-GAAP net income	$98,579

Adjusted non-GAAP earnings per share:
Basic	$7.64
Diluted	$7.54
Weighted average number of common shares outstanding:
Basic	12,901,353
Diluted	13,089,400

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA (UNAUDITED)

(In thousands)

Twelve Months Ended September 30,
2022
Net (loss) income - GAAP	$21,281

Add back:
Interest expense, net of interest income	2,341
Income tax provision	28,072
Depreciation and amortization expense	7,461

Add back:
Stock-based compensation expense	17,014
Fair value adjustments on equity investment	7,478
Expense of acquired in-process research & development	339
Convertible promissory note related adjustments	4,850
Fair value adjustments related to derivative instrument	6,823
Foreign currency exchange loss	6,549
Legal Settlement	300
Acquisition related costs	12,837
Inventory step-up	392
Severance	9,854
Adjusted Non-GAAP EBITDA	$125,591

Important Safety Information for BYFAVO™ (remimazolam) Injection

Indications

BYFAVO is a benzodiazepine indicated for the induction and maintenance of procedural sedation in adults undergoing procedures lasting 30 minutes or less.

Important Safety Information

WARNING: PERSONNEL AND EQUIPMENT FOR MONITORING AND RESUSCITATION AND RISKS FROM CONCOMITANT USE WITH OPIOID ANALGESICS

Personnel and Equipment for Monitoring and Resuscitation

•	Only personnel trained in the administration of procedural sedation, and not involved in the conduct of the diagnostic or therapeutic procedure, should administer BYFAVO.
•	Administering personnel must be trained in the detection and management of airway obstruction, hypoventilation, and apnea, including the maintenance of a patent airway, supportive ventilation, and cardiovascular resuscitation.
•	BYFAVO has been associated with hypoxia, bradycardia, and hypotension. Continuously monitor vital signs during sedation and during the recovery period.
•	Resuscitative drugs, and age- and size-appropriate equipment for bag-valve-mask–assisted ventilation must be immediately available during administration of BYFAVO.

Risks From Concomitant Use With Opioid Analgesics and Other Sedative-Hypnotics Concomitant use of benzodiazepines, including BYFAVO, and opioid analgesics may result in profound sedation, respiratory depression, coma, and death. The sedative effect of intravenous BYFAVO can be accentuated by concomitantly administered CNS depressant medications, including other benzodiazepines and propofol. Continuously monitor patients for respiratory depression and depth of sedation.

Contraindication

BYFAVO is contraindicated in patients with a history of severe hypersensitivity reaction to dextran 40 or products containing dextran 40.

Personnel and Equipment for Monitoring and Resuscitation

Clinically notable hypoxia, bradycardia, and hypotension were observed in Phase 3 studies of BYFAVO. Continuously monitor vital signs during sedation and through the recovery period. Only personnel trained in the administration of procedural sedation, and not involved in the conduct of the diagnostic or therapeutic procedure, should administer BYFAVO. Administering personnel must be trained in the detection and management of airway obstruction, hypoventilation, and apnea, including the maintenance of a patent airway, supportive ventilation, and cardiovascular resuscitation. Resuscitative drugs, and age- and size-appropriate equipment for bag-valve-mask–assisted ventilation must be immediately available during administration of BYFAVO. Consider the potential for worsened cardiorespiratory depression prior to using BYFAVO concomitantly with other drugs that have the same potential (e.g., opioid analgesics or other sedative-hypnotics). Administer supplemental oxygen to sedated patients through the recovery period. A benzodiazepine reversal agent (flumazenil) should be immediately available during administration of BYFAVO.

Risks From Concomitant Use With Opioid Analgesics and Other Sedative-Hypnotics

Concomitant use of BYFAVO and opioid analgesics may result in profound sedation, respiratory depression, coma, and death. The sedative effect of IV BYFAVO can be accentuated when administered with other CNS depressant medications (eg, other benzodiazepines and propofol). Titrate the dose of BYFAVO when administered with opioid analgesics and sedative-hypnotics to the desired clinical response. Continuously monitor sedated patients for hypotension, airway obstruction, hypoventilation, apnea, and oxygen desaturation. These cardiorespiratory effects may be more likely to occur in patients with obstructive sleep apnea, the elderly, and ASA-PS class III or IV patients.

Hypersensitivity Reactions

BYFAVO contains dextran 40, which can cause hypersensitivity reactions, including rash, urticaria, pruritus, and anaphylaxis. BYFAVO is contraindicated in patients with a history of severe hypersensitivity reaction to dextran 40 or products containing dextran 40.

Neonatal Sedation

Use of benzodiazepines during the later stages of pregnancy can result in sedation (respiratory depression, lethargy, hypotonia) in the neonate. Observe newborns for signs of sedation and manage accordingly.

Pediatric Neurotoxicity

Published animal studies demonstrate that anesthetic and sedation drugs that block NMDA receptors and/or potentiate GABA activity increase neuronal apoptosis in the developing brain and result in long-term cognitive deficits when used for longer than 3 hours. The clinical significance of this is not clear. However, the window of vulnerability to these changes is believed to correlate with exposures in the third trimester of gestation through the first several months of life but may extend out to approximately 3 years of age in humans.

Anesthetic and sedation drugs are a necessary part of the care of children needing surgery, other procedures, or tests that cannot be delayed, and no specific medications have been shown to be safer than any other. Decisions regarding the timing of any elective procedures requiring anesthesia should take into consideration the benefits of the procedure weighed against the potential risks.

Adverse Reactions

The most common adverse reactions reported in >10% of patients (N=630) receiving BYFAVO 5-30 mg (total dose) and undergoing colonoscopy (two studies) or bronchoscopy (one study) were: hypotension, hypertension, diastolic hypertension, systolic hypertension, hypoxia, and diastolic hypotension.

Use in Specific Populations

Pregnancy

There are no data on the specific effects of BYFAVO on pregnancy. Benzodiazepines cross the placenta and may produce respiratory depression and sedation in neonates. Monitor neonates exposed to benzodiazepines during pregnancy and labor for signs of sedation and respiratory depression.

Lactation

Monitor infants exposed to BYFAVO through breast milk for sedation, respiratory depression, and feeding problems. A lactating woman may consider interrupting breastfeeding and pumping and discarding breast milk during treatment and for 5 hours after BYFAVO administration.

Pediatric Use

Safety and effectiveness in pediatric patients have not been established. BYFAVO should not be used in patients less than 18 years of age.

Geriatric Use

No overall differences in safety or effectiveness were observed between these subjects and younger subjects. However, there is a potential for greater sensitivity (eg, faster onset, oversedation, confusion) in some older individuals. Administer supplemental doses of BYFAVO slowly to achieve the level of sedation required and monitor all patients closely for cardiorespiratory complications.

Hepatic Impairment

In patients with severe hepatic impairment, the dose of BYFAVO should be carefully titrated to effect. Depending on the overall status of the patient, lower frequency of supplemental doses may be needed to achieve the level of sedation required for the procedure. All patients should be monitored for sedation-related cardiorespiratory complications.

Abuse and Dependence

BYFAVO is a federally controlled substance (CIV) because it contains remimazolam which has the potential for abuse and physical dependence.

https://bynder.acaciapharma.com/m/5d7c2cd0d58865f7/original/Barhemsys-Prescribing-Information.pdf

https://bynder.acaciapharma.com/m/403e8c343b2922de/original/Byfavo-PI.pdf

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com